BRUNDAGE, STORY AND ROSE INVESTMENT TRUST
                                   FORM N-SAR
                                     EXHIBIT
        SUB-ITEM 77C: SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) A special meeting of shareholders of the Brundage, Story and Rose Investment Trust was held on February 26, 2001.

(b)  Not applicable

(c) The meeting was called to vote on approval of a new Investment Advisory Agreement between Brundage, Story and Rose, LLC (the "Adviser") and the Brundage, Story and Rose Investment Trust (the "Trust") on behalf of the Brundage, Story and Rose Equity Fund and the Brundage, Story and Rose Short/Intermediate Term Fixed-Income Fund.

     The votes cast at the meeting were:

     Brundage, Story and Rose Equity Fund
              For Approval                       2,018,849.16
              Against Approval                         370.14
              Abstain                                  365.71

     Brundage, Story and Rose Short/Intermediate Term Fixed-Income Fund
              For Approval                       2,531,207.19
              Against Approval                         523.79
              Abstain                                    0

(d)  Not applicable